Exhibit 10.4
RESTRICTED STOCK AWARD NOTICE
UNDER THE JUSHI HOLDINGS INC.
2019 EQUITY INCENTIVE PLAN

Pursuant to the Jushi Holdings Inc. Amended 2019 Equity Incentive Plan, as amended (the “Plan”), Jushi Holdings Inc., a company organized under the laws of Nevada (together with any successor, the “Company”), hereby grants, sells and issues to the individual named below, the number of shares of common stock (the “Shares”) set forth below, subject to the terms and conditions set forth in this Restricted Stock Award Notice (the “Award Notice”), the attached Restricted Stock Agreement (the “Agreement”) and the Plan. The Grantee agrees to the provisions set forth herein and acknowledges that each such provision is a material condition of the Company’s agreement to issue and sell the Shares to him or her. All references to share prices and amounts herein shall be equitably adjusted to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, mergers, reorganizations and other Capitalization Adjustments (as defined in the Plan), and any common stock received on or in respect of Shares in connection with any such event (including any right, option or warrant to receive the same or any security convertible into or exchangeable for any such shares or received upon conversion of any such shares) shall be subject to this Agreement on the same basis and extent at the relevant time as the Shares in respect of which they were issued, and shall be deemed Shares as if and to the same extent they were issued at the date hereof.

Name of Grantee:	_______________ (the “Grantee”)

Per Share Purchase Price:	_______________

No. of Shares:	_______________

Grant Date:	_______________

Vesting Commencement Date:	_______________ (the “Vesting Commencement Date”)

Vesting Schedule:	______ of the Shares shall immediately be vested as of the Grant Date, and the remaining Shares shall vest and shall cease to subject to a substantial risk of forfeiture on ______ (each such anniversary a “Vesting Date”), provided that the Grantee remains in Continuous Service through such Vesting Date.

Attachments: Restricted Stock Agreement, Amended 2019 Equity Incentive Plan

RESTRICTED STOCK AGREEMENT
UNDER THE JUSHI HOLDINGS INC.
2019 EQUITY INCENTIVE PLAN

All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Award Notice and the Plan.

1. Grant of Shares; Vesting; Investment Representations.

(a) Grant. The Company hereby grants to the Grantee, and the Grantee hereby accepts from the Company, the number of Shares set forth in the Award Notice for the Per Share Purchase Price.

(b) Vesting. Initially, all of the Shares are non-transferable and subject to a substantial risk of forfeiture and are Shares of Restricted Stock. The risk of forfeiture shall lapse with respect to the Shares on the respective dates indicated on the Vesting Schedule set forth in the Award Notice and thereafter such Shares shall be transferable.

(c) Investment Representations. In connection with the grant of the Shares contemplated by Section 1(a) above, the Grantee hereby represents and warrants to the Company as follows:

(i) The Grantee is purchasing the Shares for the Grantee’s own account for investment only, and not for resale or with a view to the distribution thereof.

(ii) The Grantee has had such an opportunity as he or she has deemed adequate to obtain from the Company such information as is necessary to permit him or her to evaluate the merits and risks of the Grantee’s investment in the Company and has consulted with the Grantee’s own advisers with respect to the Grantee’s investment in the Company.

(iii) The Grantee has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

(iv) The Grantee can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.
(v) The Grantee has read and understands the Plan and acknowledges and agrees that the Shares are subject to all of the relevant terms of the Plan, the Award Notice and this Agreement.

2. Miscellaneous Provisions.

(a) Record Owner; Dividends. The Grantee and any Permitted Transferees, during the duration of this Agreement, shall be considered the record owners of and shall be entitled to vote the Shares if and to the extent the Shares are entitled to voting rights. The Grantee and any Permitted Transferees shall be entitled to receive all dividends and any other distributions declared on the Shares; provided, however, that the Company is under no duty to declare any such dividends or to make any such distribution.

(b) Section 83(b) Election. The Grantee shall consult with the Grantee’s tax advisor to determine whether it would be appropriate for the Grantee to make an election under Section 83(b) of the Code with respect to this Award. Any such election must be filed with the Internal Revenue Service within 30 days of the date of this Award. If the Grantee makes an election under Section 83(b) of the Code, the Grantee shall give prompt notice to the Company (and provide a copy of such election to the Company).

(c) Equitable Relief. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

(d) Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Grantee.

(e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Nevada.

(f) Jurisdiction; Venue. The Parties hereto irrevocably and unconditionally submit to the exclusive jurisdiction of any state or federal court sitting in Clark County, Nevada over any suit, action or proceeding arising out of or relating to this Agreement. Service of any process, summons, notice or document by U.S. registered mail sent to the address of Grantee below for receipt of notices shall be effective service of process for any action, suit or proceeding brought pursuant to this Agreement. The parties hereto irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment in any suit, action or proceeding brought in any such court shall be conclusive and binding upon the parties and may be enforced in any other courts to whose jurisdiction a party is or may be subject, by suit upon such judgment.
(g) Headings. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

(h) Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

(i) Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Grantee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

(j) Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, assigns, and legal representatives. The

Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

(k) Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

(l) Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.

The foregoing Restricted Stock Agreement is hereby accepted and the terms and conditions thereof are hereby agreed to by the undersigned as of the date first above written.

JUSHI HOLDINGS INC.

By:
Name:
Title:

The undersigned hereby acknowledges receiving and reviewing a copy of the Plan and understands that the Shares granted hereby are subject to the terms of the Plan and of this Agreement. This Agreement is hereby accepted, and the terms and conditions of the Plan, the Award Notice and this Agreement are hereby agreed to, by the undersigned as of the date first above written.

GRANTEE:

[Grantee]

Address:

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